UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Commission File No. 033-42498

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒           Preliminary Information Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐           Definitive Information Statement

AVENTURA HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Aventura Holdings, Inc.
2650 Biscayne Boulevard,
Miami, Florida 33137
Phone: (305) 937-2000

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

The purpose of this letter is to inform you that the board of directors of Aventura Holdings, Inc., a Florida corporation (“we”, “us” or the “Company”), and the holders of a majority of the outstanding shares of our issued and outstanding common stock, par value $0.001 per share (“Common Stock”), representing a majority of our voting power, have consented to and given our board of directors the authority to take certain actions as described herein (collectively, the “Approved Actions”), pursuant to a written consent in lieu of a meeting, to wit: (i) the appointment of the Board of Directors for the coming year (“Board Appointment”); (ii) the appointment of the independent registered accounting firm to audit and certify and report on the finances of the Company for the coming year (the “Auditor Appointment”); and (iii) the reverse split of our shares of common stock (the “Reverse Split”).

Additionally, those holders of a majority of the outstanding shares of our Common Stock, have also consented to the request from the Board that it be permitted to take certain additional actions if circumstances and opportunities warrant, as described herein (collectively, the “Proposals”) which Proposals may not require shareholder votes but are disclosed here for your information, to wit: (i) the confirmation of authority, in advance, to approve certain transactions that may result in the Company entering a new market segment and pursuing a new business plan (the “Transaction Authority”); (ii) the confirmation of authority, in advance, to approve a merger of the Company with a newly formed entity; (iii) to effectuate the transfer of the domicile of the Company to another state (the “Redomicile”); and (iv) the confirmation of authority, in advance, to approve the adoption of a new name by amendment to the Company’s articles of incorporation (the “Name Change”).

Notwithstanding approval of the authority for the Transaction Authority, the Redomicile and the Name Change by the stockholders, our board of directors may, in its sole discretion, determine not to effect the contemplated actions of the Transaction Authority, the Redomicile and/or the Name Change without further action by our stockholders. The Reverse Split, Board Appointment and Auditor Appointment will be carried out as described herein but the Board of Directors has the right to delay the effective date of such actions as necessary.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The accompanying Information Statement also constitutes notice to our shareholders of corporate action by shareholders without a meeting, as required by the Florida Law.  Section 607.0704 of the Florida Revised Statutes (the “Florida Law”) provides that the written consent of the holders of the outstanding shares of common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting (which holders of a majority of the outstanding shares of common stock of the Company as referred to hereinafter as the “Majority Holders”).  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Approved Actions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to submit the Approved Actions to the Majority Holders for their consent and approval and did in fact obtain, the written consent of the Majority Holders, approving each of the Approved Actions.  In furtherance of certain expressed intents of the Company, the Board of Directors of the Company also voted to submit the Proposals to the Majority Holders for their consent and, having received such consent of the authority of the Board, disclose the Proposals as additional events and actions that may be taken as provided herein.

This information statement is being mailed on or about September 19, 2009, to the shareholders of record of Aventura Holdings, Inc. at the close of business on September 9, 2009. This information statement is being sent to you for information purposes only. No action is requested or required on your part.  Pursuant to Section 607.0704 of the Florida Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. Under Florida Law, no dissenters’ or appraisal rights are afforded to the Company's stockholders as a result of the approval of the Proposals.

This information statement is being furnished to you to inform you that the Majority Holders have adopted, by written consent, resolutions authorizing each of the Approved Actions. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until twenty (20) calendar days after the mailing of the Information Statement to our stockholders, at which time we may (i) announce the appointment of the new Board; and (ii) file a certificate of amendment to our articles of incorporation with the Florida Secretary of State to effectuate the Reverse Split.  The Board Appointment and Auditor Appointment and Reverse Split will be effective at such time after the expiration of the aforementioned twenty (20) day period as our board of directors determines to be the appropriate effective time.  The Board of Directors has also expressed its willingness to consider certain other actions but such actions have not yet been approved and will not be approved until such time as the Board of Directors completes its due diligence investigations but, upon determination of the appropriateness of same, the Board of Directors may (i) enter into certain definitive agreements as deemed appropriate and give notice of the particulars of such transactions as required under the Exchange Act; (ii) undertake steps to effect the Name Change; and (iii) undertake the merger to redomicile the Company by execution of articles of merger to be filed with the Secretaries of State of Florida and the state into which the Company deems it best to redomicile.  This information statement is also being furnished to you to inform you that the Majority Holders have approved, by written consent, the Board of Director’s desired authority for each of the Proposals.

I encourage you to read the enclosed Information Statement, which is being provided to all of our stockholders. It describes the proposed corporate actions in detail.

Sincerely,

/s/ Craig Waltzer
CRAIG WALTZER
Chief Executive Officer

This Information Statement is dated September 19, 2009 and is first being mailed to stockholders of record of Aventura Holdings, Inc. on September 19, 2009.

Aventura Holdings, Inc.
2650 Biscayne Boulevard
Miami, Florida 33137
Phone: (305) 937 – 2000
 ________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
________________________

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to stockholders of Aventura Holdings, Inc. (sometimes hereinafter referred to as “we”, “us”, the “Company” or “Aventura Holdings”) in full satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Chapter 607 - Corporations of the Florida Revised Statutes (“Chapter 607”) including Section 607.0704.  No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under Chapter 607 are afforded to our stockholders as a result of the corporate action described in this Information Statement.  The record date for determining the stockholders entitled to receive this Information Statement has been established as of the close of business on September 9, 2009 (the “Record Date”). We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company had 5,000,000,000 shares of common stock (par value $0.001 per share) authorized, of which 3,150,210,132 shares were outstanding (the “Common Stock”), such shares constituting all of the Company’s issued and outstanding capital stock.  Each outstanding share of common stock is entitled to one vote per share

Section 607.0704 of the Florida Revised Statutes (the “Florida Law”) and our articles of incorporation permit the holders of a majority of the shares of the outstanding Common Stock of our Company to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On September 9, 2009, our board of directors consented in writing without a meeting to the matters described herein, and recommended that the matters described herein be presented to the stockholders for approval.  On September 9, 2009, the holders of an aggregate of 1,838,671,752 shares of Common Stock (the “Consenting Shareholders”), representing approximately 58.37% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Aventura Holdings, Inc., 2650 Biscayne Boulevard, Miami, Florida 33137. Any stockholder who wants to receive separate copies of our information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

CORPORATE ACTIONS

The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Our board of directors and the Consenting Shareholder have consented to the following corporate actions:

(i)	the appointment of the Board of Directors for the coming year (the “Board Appointment”);
(ii)	the appointment of the independent registered accounting firm to audit and certify and report on the finances of the Company for the coming year (the “Auditor Appointment”); and
(iii)	the reverse split of our shares of common stock (the “Reverse Split”).

Additionally, the Board of Directors has indicated that it may pursue certain transactions which, if approved, would likely require certain actions to be taken by the Company.  One of the Consenting Shareholders has also undertaken steps to sell its interests in the Company.  If that sale is consummated, it may result in the consummation of the following additional actions being taken by the Board of Directors and, while no consent of the Company’s shareholders would be required, these actions are described in this Information Statement to provide additional disclosure of potential future events.  These additional actions, to which consent has also been obtained, are:

(i)	the authority of the Board of Directors to undertake certain transactions that will result in the Company entering a new market segment and pursuing a new business plan (the “Transaction Authority”);
(ii)	the authority of the Board of Directors to effectuate a merger of the Company with a newly formed entity;
(iii)	to effectuate the transfer of the domicile of the Company to another state (the “Redomicile”); and
(iv)	the authority of the Board of Directors to adopt a new name by amendment to the Company’s articles of incorporation (the “Name Change”).

We will pay the expenses of furnishing this Information Statement to our stockholders, including the cost of preparing, assembling and mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of September 9, 2009, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock;

•	each of the Company’s named executive officers;

•	each of the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Aventura Holdings, Inc., 2650 Biscayne Boulevard, Miami, Florida 33137.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of September 9, 2009, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock outstanding as of September 9, 2009, was 3,150,210,132.  Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Number of Shares of
Name	Common Stock Owned	Percentage of Class

Maria Lopez Irrevocable Trust
u/a/d March 29, 2004	1,488,785,714	47.26%

Craig Waltzer	0	*

Jere J. Lane	0	*

Alan R. Siskind	0	*

Gerald Sliz	0	*

Officers and Directors
*As a Group (4 Persons)	0	0.0%

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.  The Company believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

APPOINTMENT OF BOARD OF DIRECTORS
General

The Board of Directors serves at the pleasure of the shareholders.  The Board of Directors are typically appointed for the terms specified in the Articles of Incorporation and/or the bylaws of the Company and the appointments are ratified by shareholder votes, either in connection with a meeting of shareholders or, in the present case, but an action taken in lieu of a meeting. Inasmuch as there has been no meeting to ratify the appointment of the directors during the past year, the majority holders have consented to the appointment of the directors for the forthcoming year.  The board has nominated only one director to continue to serve as the Board of Directors for the next year. This matter has been submitted to a vote, in the form of consent, of the Majority Holders who, constituting a majority of the holders of common stock, are permitted to vote affirmatively and approve the directors.   Craig Waltzer, current a director and the chief executive officer, has agreed to serve as the sole director.  Jere J. Lane, Alan R. Siskind and Gerald Sliz have each indicated that they would like to step down and will not seek an additional term as directors.  As a result, Craig Waltzer was the sole director nominated for the forthcoming term and effective at close of business on September 9, 2009, Jere J. Lane, Alan R. Siskind and Gerald Sliz have each indicated that he will no longer be a director effective September 9, 2009.  Notice of such event will be given as a Current Report on Form 8-K as of the effective date of this event.

The Company believes that a single director will be able to perform the functions and carry out the duties of the Board of Directors with maximum flexibility while the Company investigates other business opportunities and new business strategies.  Three of the current directors, Jere Lane, Alan Siskind, and Gerald Sliz have indicated that they will step down from their offices of directors effective as of September 9, 2009.  This will result in a vacancy of at least three board members and possibly more who can be appointed in connection with the pursuit of such business opportunities and strategies.  The action of a board member stepping down is an event that will be disclosed as Current Report on Form 8-K within 5 days following the date on which it becomes effective and the Company anticipates filing a Current Report on Form 8-K at that time.  The following are descriptions of the directors who will serve for the next year.

The Director

Craig A. Waltzer; age 48; Chief Executive Officer Director and Chairman. Mr. Waltzer was elected Chief Executive Officer and Chairman of the Board of Directors in 2005.  Prior to joining the Company, Mr. Waltzer held various executive positions in telecommunications companies and headed his own certified public accounting firm.  Mr. Waltzer graduated from the University of South Florida in 1982 with a Bachelors of Arts in Business Administration with a concentration in Finance and Accounting and was admitted by the state of Florida Board of Accountancy in 1985.

Effective Date of This Action.

The appointment of the directors for the forthcoming year shall be effective after 20 days following the mailing of this notice and, thereafter, the above named directors will continue to serve as the directors for the Corporation.  Craig Waltzer remains as a director and the effectiveness of the nomination and appointment will not change the Board of Directors after that date so no additional notice will be given as a Current Event on Form 8-K unless additional directors are named in the future.  The Board of Directors has authority and may determine compensation and other matters for the directors as well as decide that certain directors will serve certain committees of the board to effectuate corporate governance in a manner that best trip protects the interests of the shareholders.  The articles of incorporation provide that the Board may designate new directors in the event of a vacancy and, in the event of a vacancy, whether a director determines for reasons which would be identified in a public filing that he or she no longer wishes to serve as a director or a director is removed in the manner permitted under the Articles of Incorporation and bylaws for the Company, notice of such a departure and/or notice of the appointment of a replacement director is made in accordance with the Exchange Act by filing of a notice of the event under a Current Report on Form 8-K.

APPOINTMENT OF INDEPENDENT CERTIFYING ACCOUNTANTS

General

The Company is required to have independent accountants, registered with the Public Company Accountants Oversight Board, audit the financial statements of the Company and issue a report included in the Annual Report on Form 10-K as well as other responsibilities and reviews as required under the Exchange Act.  The independent certifying accountants are typically appointed for each year, either in connection with a meeting of shareholders or, in the present case, but an action taken in lieu of a meeting.  Inasmuch as there has been no meeting to ratify the appointment of the independent certifying accountants during the past year, the majority holders have consented to the appointment of the directors for the forthcoming year.

On September 9, 2009, our Board of Directors passed a resolution appointing Jewett, Schwartz, Wolfe & Associates to serve as our independent auditors for the forthcoming year including the audit of our financial statements for the year ending December 31, 2009 to be included in the annual report on Form 10-K.  This firm has previously served as the independent certifying auditors for the Company for the previous year and therefore no change of auditors is required.  In the event that, for any reason, the Company or the auditors determine that the auditors will no longer serve, whether by termination or resignation, as the independent certifying auditors of the Company, notice of this change will be provided to the shareholders and the investing community as “item 4.01” on a Current Report on Form 8-K.

REVERSE SPLIT
General

Stock splits are typically used to adjust the number of shares outstanding and the market price of the shares to numbers that the Board of Director considers to be more appropriate to attract the investment community.  A reverse split is used when the Board of Directors considers the number of shares outstanding is to be too large or the price per share too low to have to attract the type of investors that the Board of Directors determines are in the best interest of the company.  At the present time, the company has in excess of 3 billion shares outstanding and the price per share is below one penny.  As a result, the Board of Directors has determined that the reverse split would be the best way to have the price per shares and number of shares outstanding adjusted so that the resulting capitalization presents the Company in a manner that might be more suitable for certain investors, including institutional investors that the Board of Directors believes had not previously considered investing in the Company because of its current capitalization structure.

Effect of the Reverse Split.

The reverse split is a pro rata reduction of the number of shares which results in a pro rata increase in the value per-share, accomplished simultaneously, as authorized. Shares of stock will be exchanged, in accordance with the reverse split which is proposed on the basis of 1000 shares of old stock to be exchanged for one wish each one share of new stock. Where there was approximately 3,150,210,132 shares outstanding as of the date of this Information Statement, there will be approximately 3,151,000 shares of new stock substituted in place. All shareholders will be treated equally and identically except that any fractional shares which would result from the mathematical result of the exchange will be rounded up to the next whole number. The minimum number of shares to be issued is 1 share and fractional shares are rounded up to the next whole number.  As examples, for each shareholder with less than 1,000 shares, that shareholder would receive 1 new shares and for any owner who would receive a fraction of a share, the number of new shares to be issued to that shareholder will be rounded up to the next whole number so a shareholder with 21,750 shares, for example, would receive 22 shares (since the calculation would be for 21.75 shares otherwise).  This will result in an additional number of new shares being issued to the existing shareholder base.

Risks Associated with a Reverse Split

Following the reverse split, the price of our common stock will be shown, under a new symbol, issued by the Financial Industry Regulatory Agency or “FINRA” after notice, at a price which is the mathematical determination of the last price shown prior to the effective date of the reverse multiplied by 1,000.  There can be no assurance that the price will remain in the range which results from this mathematical determination as the price of the stock reflects market conditions, the relative perceived value of the stock and the Company and other conditions over which we have no control.

ADDITIONAL ACTIONS PROPOSED
FOR WHICH FUTURE BOARD ACTION HAS BEEN AUTHORIZED

The Company is considering certain transactions which would also require changes to the corporate structure as discussed below.  In the event that the Board of Directors determines that a proposed transaction or new business strategy requires such changes, it sought counsel from the Majority Holders who indicated that they would approve.  It is important to note that the following actions have not yet been approved by the Board of Directors so the consent is anticipatory in nature.  The following Proposals are summaries of events and actions that MAY be necessary to consummate a transaction or pursue a new business strategy and are presented in that light.

TRANSACTION APPROVAL
General

The Company has enjoyed limited success pursuing its most recent business plan. The Board of Directors has determined that it is in the best interest of the Company and its shareholders to pursue a new business strategy and undertaken investigations and discussions with certain other parties regarding alternatives. The Company has not yet reached any definitive agreements with any parties. In the event the Board of Directors determines that it is in the best interest of the Company and its shareholders to pursue new business plan or strategy, the Company may commence operations by acquiring an existing business and/or merging with an existing company to acquire their operations and/or assets of a business consistent with the new business model that it seeks to pursue. In order to effectuate such a transaction, three steps are required namely (i) that the Board of Directors determines that the proposed transaction is consistent with the best interests of the Company and its shareholders; (ii) that the Company enters into such contractual agreements (commonly known as “definitive agreements”) to accomplish the contemplated transactions; and (iii) that the transaction is approved in a manner consistent with the Company’s obligations under its corporate governance.  Approval of the transaction is typically accomplished by Board of Directors action however, to the extent that such actions require a share exchange or similar action which may or may not require shareholder consent, the matter was submitted to the Majority Holders for their consent. The majority holders have consented to specifically authorize the Board of Directors to pursue such transactions including execution of binding definitive agreements and to close or consummate the transactions contemplated there including any share exchange that may be required to accomplish such a transaction.  In the event that the shareholders of the Company are not required to exchange their shares, no consent would be required.

Effectiveness of This Action

Pursuit of a new business plan is typically considered a “material event” and under the reporting obligations under the Exchange Act, execution of a material definitive agreement or consummation of material transaction would each be considered a material event for which notice is required to be disclosed on a Current Report on Form 8-K. No such transactions have been to get negotiated and no obligations have been created binding upon the Company nor have any parties been identified as bound by any such definitive agreements to consummate any such transactions contemplated therein.  Therefore no disclosure can be made at this time. The purpose for this paragraph is to outline the procedure wherein if a transaction is identified, such a transaction would be subject, first, to appropriate due diligence which would be conducted by the Board of Directors or the Company’s officers acting for the benefit of the Board of Directors and then, the matter would be presented to the Board of Directors for approval if appropriate. These transactions are typically pursued in confidence until appropriate notice can be given to all shareholders. No such notice is appropriate at this time but, in connection with the execution of definitive agreements or the consummation of a transaction, notice of such an event, including the determination of the Board of Directors and its recommendation and resolution to approve the definitive agreements and/or contemplated transaction will be given on a Current Report on Form 8-K.

Limitation of Authority

The Majority Holders have consented to a share exchange, if required, that would require the shares of the Company to be exchanged for shares of a new company with the provison that all outstanding shares of the Common Stock are exchanged in an identical pro rata basis.  In the event that no share exchange is required in this action, consent would not be required.

CHANGE IN DOMICILE
General

The Board of Directors has determined that the Company might benefit from moving the domicile from Florida to another state.  This is accomplished by executing articles of merger and filing copies with the Secretaries of State of Florida and the state into which the Company deems it best to redomicile.

Effective of and Risks Associated with a Change in Domicile.

Following the filing of articles of merger with the Secretaries of State of Florida and the state into which the Company deems it best to redomicile, the Company will be governed by the laws of another state as to its corporate laws.  This may change the perception of the Company in the investment community based on the differences between Florida Law and the general corporation laws of the new state.  It is the position of the Company, however, that other states have corporation laws that are viewed more favorably by the investment community.  One such state is Maryland and the general corporation laws of the State of Maryland are discussed to distinguish them from Florida.  The Board of Directors has indicated that Maryland is one of the states into which the Company is considering redomiciling.  Precise distinctions between the different laws cannot easily be given since the laws are subject to interpretation by the courts of the respective states and it is recommended that each shareholder review the respective statutes pertaining to corporation laws, with his, her or its counsel if appropriate, including chapter 607 of the Florida Law and Titles 1 through 3 of the Maryland General Corporation Law (“Maryland Law”). The view of the Company is that Maryland laws will be viewed more positively by the investment community.  Maryland has crafted its corporation laws to be similar to Delaware law and therefore likely to be viewed positively by the investment community that considers incorporation in Delaware to be a positive factor in investment decisions.  While Maryland does not have the legacy of case law that gives corporations and shareholders the precise comfort afforded by Delaware and its notable chancery court, the effort to follow Delaware should be viewed more positively by the investment community.  Relevant laws of Maryland may be generally viewed as having been written to coincide with the accepted standards for public companies and therefore may be viewed more positively by the investment community.  A summary of two of the fundamental distinctions is presented.

Dissenter’s Rights.  Florida Law provides substantial shareholder rights to appraisal in the event of a merger but excludes applicability where a class of shares is listed or quoted on, inter alia, the interdealer quotation system maintained by the National Association of Securities Dealers, also known as the OTC bulletin board on which the shares of the Company are presently quoted. In the event that the shares of Common Stock were to be no longer quoted on the OTC bulletin board, consummation of a share exchange or merger transaction would give rise to appraisal rights in favor of each shareholder which could raise the substantial cost of the transaction or have the effect of deterring the parties from entering into such a transaction.  Maryland Law does not appear to give the same rights to shareholders which would, if the Company’s stock were no longer quoted on the OTC bulletin board, decrease the cost of a potential transaction and/or increase the likelihood that a potential transaction would be pursued.

Director Responsibility and Liability.  Florida Law gives very limited guidance on the duties of the Board of Directors except as may be set forth in the articles of incorporation. Maryland Law is much more specific in this regard and may serve to provide general guidelines as to director authority which may be considered by the investment community as shareholder-friendly or at least interpreted as providing more certainty. Both Florida and Maryland provide limitations on the liability for directors for actions executed in good faith.  Florida Law specifically provides liability only where there is both a breach of duty and the breach of duty involves a criminal act, personal benefit to the director, willful misconduct, reckless acts or acts in bad faith.  But Florida Law does not define good faith which means reliance on court decisions.  Maryland Law specifies the type of conduct that constitutes good faith including when a director can rely on others and when the director has a duty for due diligence.  The specificity of Maryland Law should be viewed by the investment community as giving guidance to the directors as to how to conduct the business of corporate governance in the manner to best protect the interests of the shareholders and should be viewed positively.

Limitation of Authority

The Majority Holders have authorized a merger redomicile and share exchange of shares issued by the Company organized under the State of Florida for shares issued by the new company organized under another state provided all shareholders received new shares of identical nature, as to par value, proportional vote, class, preferences and other rights on a pro rata basis.

NAME CHANGE
General

With the consent of the Consenting Shareholders, the Board of Directors has been given authority to change the name of the Company to another name that best reflects the future business of the Company in the event that it determines that such a name change would be in the best interest of the Company.   A change of name does not affect the rights of shareholders and, therefore, does not require shareholder approval unless the articles of incorporation provide otherwise and the Company’s Articles of Incorporation do not provide otherwise.  This Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Name Change.

Purpose of the Name Change

The Company was previously focused on making investments pursuant to the 1940 Act but, following its withdrawal of its election to be a BDC, it began the pursuit of a new business plan and direction.  Following the decision that the Company would no longer be operating as a BDC, the Board of Directors considered a name change but did not recommend such action until the opportunity or need presented itself.  At the present time, the Board of Directors is investigating the pursuit of a new business plan and believes that adopting the proposed name would allow the Company to take advantage of the brand established by one of the entities with whom it has chosen to negotiate.  The Board of Directors believes that it is in the best interest of the Company and its stockholders to affect the Name Change prior to execution of the definitive agreements so as to more accurately reflect the desired future nature of the Company’s business.  For this reason our Board of Directors has chosen to adopt and recommend the Name Change.

Effect of the Name Change

The Name Change will become effective only upon the approval of the Board of Directors and upon filing of an amendment to our Articles of Incorporation with the Secretary of State of Florida, whereupon our name will change from “Aventura Holdings, Inc.” to the new name chosen by the Board of Directors.  Our trading symbol is presently “AVNT.OB,” which we expect to change in connection with the name change.  Our common stock is quoted on the National Association of Securities Dealers, Inc.’s Over-the-Counter Bulletin Board.  Upon the effective date of the Name Change, we anticipate that our Common Stock will continue to be listed on the OTCBB, and that the trading symbol will be changed from “AVNT.OB” to a new trading symbol that will reflect the change of our corporate name. The Name Change and the anticipated change of our trading symbol will not have any affect on the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name “Aventura Holdings, Inc.” will continue to be valid and to represent shares of our Company. The Name Change will be reflected by book entry. Stockholders holding physical certificates should not destroy those certificates or surrender them to us for reissue; certificates bearing the name “Aventura Holdings, Inc.” should be retained in a secure location, as they will continue to represent shares of our Company.

The Board of Directors of the Company has determined that all shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Company’s Transfer Agent, which certificates will continue to represent fully paid and non-assessable shares of the Common Stock of the Company. The Amendments will not change any of the terms of our Common Stock and holders thereof will have the same voting rights and rights to dividends and distributions and each shareholder’s percentage ownership of Company will not be altered.

Risks Associated with the Name Change

The effect of the Name Change upon the market price for the Company’s Common Stock cannot be predicted, and the history of similar actions provides no guidance as it depends on too many other factors.  There can be no assurance that the market price per share of the Company’s Common Stock after the Name Change will reflect any new perception of strength or value: the market price of the Company’s Common Stock is based on its performance and other factors, most of which may be unrelated to the name of the Company.

EFFECTIVE DATE OF STOCKHOLDER ACTIONS

The action will become effective immediately upon the filing of certificate of amendment to the Company’s articles of incorporation with the Secretary of State of Florida.  The filings will be made at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Section 607.0704 of Chapter 607, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.

DISSENTERS’ RIGHT OF APPRAISAL

Under Florida law and our articles of incorporation and bylaws, no shareholder has any right to dissent, and no shareholder is entitled to appraisal of or payment for their shares of our stock in connection with any of the actions proposed in this Information Statement.

ADDITIONAL INFORMATION

Pursuant to Exchange Act Rule 14a-3, the Company is furnishing this Information Statement and a copy of the Company’s most recent Annual Report on Form 10-K.  Additional information including additional copies, may be obtained from Aventura Holdings, Inc., 2650 Biscayne Boulevard, Miami, Florida 33137 and matters which have been filed the Securities and Exchange Commission through its “Electronic Data Gathering, Analysis and Retrieval System” or “EDGAR” may be viewed online or at the offices of the U.S. Securities and Exchange Commission, in its Office of FOIA/PA Operations, at 100 F Street N.E., Washington, DC 20549-2736.